UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2016

Canterbury Park Holding Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

001-31569	41-1775532
(Commission File Number)	(IRS Employer Identification No.)

1100 Canterbury Road, Shakopee, Minnesota	55379
(Address of Principal Executive Offices)	(Zip Code)

(952) 445-7223

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of Annual Incentive Plan

On March 30, 2016, the Board of Directors of Canterbury Park Holding Corporation (the “Company”) approved a new plan for annual incentive compensation of the Company’s named executive officers (NEOs), as well as other officers and key employees (collectively “Senior Executives”) called the Canterbury Park Annual Incentive Plan (the “Bonus Plan”).

Under the Bonus Plan, the Compensation Committee is authorized to make all decisions as required in the administration of the Bonus Plan and to exercise its discretion to establish, amend, suspend, terminate, define, interpret, construe, apply, approve, withdraw and make any exceptions to the terms of the Plan it deems necessary or advisable for the proper administration of the Bonus Plan. In particular, the Compensation Committee has the authority: (a) to select the eligible Employees that qualify as NEOs or other Senior Executives to whom Incentive Awards may from time to time be granted; (b) to determine the Performance Period, the Minimum, Target, and Maximum Performance Goals, and the criteria to determine the Payout, if any, under the Incentive Award (including, but not limited to, the degree to which the Performance Goals are met and the base salary, or other factors by reference to which the Incentive Award is determined and is paid); (c) to determine other terms and conditions, not inconsistent with the terms of the Bonus Plan, of any Incentive Award granted (including, but not limited to, any restriction on, forfeiture of, or repayment of any Incentive Award); and (d) to adjust calculations under the Plan in any way it deems appropriate to fairly reflect financial performance or other factors the Company deems relevant.

Bonuses earned based on achievement in comparison to annual Performance Goals are paid approximately 75 days after fiscal year end. Bonuses are paid in cash; however, no bonus will be earned for the year if the minimum Performance Goals for that period are not achieved. Senior Executives must be employed by the Company as of the end of the full fiscal year in order to be entitled to receive payout of any bonus earned for such period, unless termination of employment is due to death, disability or follows a change of control. The Board of Directors must approve bonuses paid to NEOs before payment.

Grant of 2016 Awards to NEOs Under the Bonus Plan

Pursuant to the Bonus Plan, on March 30, 2016 the Compensation Committee and the Board awarded, as indicated below, bonus opportunities (“Incentive Awards”) to Randall D. Sampson, David C. Hansen and Eric Halstrom, the three individuals identified as the Company’s NEOs in the Company’s Proxy Statement for its June 4, 2015 Annual Meeting of Shareholders and who are expected to be identified as the Company’s NEOs in the Company’s Proxy Statement for its Annual Meeting of Shareholders scheduled for June 9, 2016 (the “NEOs”).

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Each of the NEOs was granted an Incentive Award that represented the grant of an opportunity to receive a payment of cash (“Payout”) based on the Company’s financial performance in 2016 compared to pre-established goals. The Payout, if any, will be determined by reference to the Company’s achievement at the end of 2016 as measured by two financial metrics: (i) achievement in relation to a Performance Goal for earnings (defined as “Adjusted Net Income From Operations”) and achievement in relation to a Performance Goal for consolidated Company revenue (defined as “Revenue”). Seventy percent (70%) of each NEO’s target opportunity for a Payout is based on 2016 Company Adjusted Net Income From Operations and thirty percent (30%) of each NEO’s target opportunity for a Payout is based on 2016 Revenue. Under each Incentive Award Agreement, NEOs will be entitled to receive a Payout equal to: (i) 20% of the NEO’s target opportunity for 2016, if the Minimum Threshold Level of the Performance Goals are achieved; (ii)100% of the NEO’s target opportunity for 2016, if the Target Performance Goals are achieved; (iii) and 150% of the NEO’s target opportunity for 2016, if the Maximum Performance Goals are achieved; provided that if actual performance compared to Performance Goals is (a) greater than the Minimum Threshold Level, but less than the Target Performance Level or (b) greater than Target Performance Level, but less than the Maximum Performance Level, then the NEO’s Payout will be determined on the basis of linear interpolation. In no event will the NEO’s Payout exceed 150% of his Payout at Target by any combination of achievement of the performance metrics used in the Incentive Award Agreement for 2016.

The following table shows potential bonus amounts as a percentage of salary that may be earned by the NEOs for 2016 performance under the Annual Bonus Plan based upon the Company’s achievement of the Target and Maximum goals related to Adjusted Net Income From Operations and Revenues. Under matrices associated with the 2016 Annual Bonus Plan achievement of the Performance Goals at less than Target level results in a decreasing bonus and, if achievement fails to meet the Minimum Performance Level, the NEO will not be paid any bonus:

		Bonus Opportunity as a Percentage of Base Salary Under the Annual Bonus Plan for 2016 Performance
NEO Name and Title	2016 Base Salary	% Cash Payable if Target Goals Achieved	% Cash Payable if Maximum Goals Achieved
Randall D. Sampson President & CEO	$252,000	20%	30%
David C. Hansen, Chief Financial Officer	$181,000	15%	22.5%
Eric Halstrom, Vice President of Racing	$149,000	15%	22.5%

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Adoption of Long Term Incentive Plan

On March 30, 2016 the Board of Directors of the Company approved a new plan for long-term incentive compensation of the Company’s NEOs and other Senior Executives called the Canterbury Park Holding Corporation Long Term Incentive Plan (the “LTI Plan”). The LTI Plan authorizes the grant of Long Term Incentive Awards that provide an opportunity to NEOs and other Senior Executives to receive a payment (a “Payout”) in cash or shares of the Company’s common stock (“Shares”) upon achievement at the end of a period greater than one year (the “Performance Period”) in comparison to Performance Goals established at the beginning of the Performance Period. The LTI is a sub-plan of the Company’s Stock Plan, which has been in effect since 1994 and was last amended by the Company’s shareholders in 2004.

The Compensation Committee of the Company’s Board is authorized to make all decisions as required in the administration of the LTI Plan. In particular, the Compensation Committee has the authority: (a) to select eligible employees that qualify as Senior Executives (including NEOs) or other Company employees to whom Long Term Incentive Awards may from time to time be granted; (b) to determine the Performance Period, the minimum, target, and maximum Performance Goals, and the criteria to determine a Payout under Incentive Awards (including, but not limited to, the degree to which the Performance Goals are met and the base salary, other compensation or other factors by reference to which the Long Term Incentive Award is determined and is paid); (c) to determine other terms and conditions, not inconsistent with the terms of the LTI Plan, of any Long Term Incentive Award granted (including, but not limited to, any restriction on, forfeiture of, or repayment of any Long Term Incentive Award); and, (d) to adjust calculations under the LTI Plan in any way it deems appropriate to fairly reflect financial performance or other factors the Committee deems relevant.

Payouts earned (whether cash or stock) based on achievement in comparison to Performance Goals are paid approximately 75 days after the end of the Performance Period; however, no Payout will be earned for the Performance Period if the minimum Performance Goals for that period are not achieved. NEOs and other Senior Executives must be employed by the Company as of the end of the Performance Period in order to be entitled to receive any Payout earned for such period, unless termination of employment is due to death, disability or follows a change of control. Following the end of each Performance Period, the Company’s Board of Directors must approve any Payouts to NEOs before payment.

Grant of Awards to NEOs under the Long Term Incentive Plan

On March 30, 2016, the Board approved granting opportunities to the Company’s NEOs under the LTI Plan for the three fiscal years ending December 31, 2018 (the “2016-2018 LTI Plan”). Each of the NEOs was granted an Incentive Award which provided an opportunity to receive a Payout of Shares to the extent of achievement of Performance Goals at the end of the period beginning January 1, 2016 and ending December 31, 2018 (the “2016-2018 Award Cycle”). The Payout, if any, will be determined by reference to the Company’s achievement as compared to two Performance Measures: (i) the average of annual achievement in relation to annual Performance Goals for earnings (which is herein referred to as “Adjusted Net Income From Operations”) and the average of annual achievement in relation to the annual Performance Goals for consolidated Company revenue (referred to as “ Revenue”). Seventy percent (70%) of each NEO’s target opportunity is based on the Company’s Adjusted Net Income From Operations during the 2016-2018 Award Cycle and thirty percent (30%) is based on Revenue during the 2016-2018 Award Cycle.

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Each NEO’s Payout will be calculated by reference to his Target Opportunity which is a percentage of average Base Salary Earnings during the Award Cycle. For purposes of the Incentive Award Agreement, "Base Salary Earnings" does not include any amount received during the Award Cycle in the form of a bonus, other incentive or other benefit payment or award, and is the average annual total amount earned as salary, over the Award Cycle. Subject to the other provisions of the LTI Plan, the relation between the Company’s financial performance compared to the Performance Goals indicated above will be determined through the use of a performance matrix for each year of the Award Cycle. The average of the performance for each metric over the 2016-2018 Award Cycle multiplied by his Target Award Opportunity will determine the amount of his Payout expressed in dollars. Incentive compensation will be paid 100% in Company stock. The number of shares that will be issued following the end of the 2016 - 2018 Award Cycle will be the earned amount expressed in dollars as a percent of average Base Salary Earnings divided by $10.35, the share price for the Company’s common stock on March 30, 2016.

The following table shows the value of the long term awards as a percentage of Base Salary Earnings that may be earned by the NEOs under the 2016-2018 LTI Plan based upon the Company’s achievement of Target and Maximum goals. Under the matrices associated with the 2016 - 2018 Award Cycle, achievement of the Performance Goals at less than Target results in a decreasing level of long term compensation and, if achievement fails to meet the Minimum Performance Goals, the NEO will not be entitled to any payment under the Long Term Plan.

		2016-2018 Long Term Incentive Compensation Opportunity as a Percentage of Average Base Salary Over the 2016-2018 Award Cycle under the Company’s Long Term Plan
NEO Name	2016 Base Salary (1)	Target Goals Achieved	Maximum Goals Achieved
Randall D. Sampson	$252,000	20%	30%
David C. Hansen	$181,000	15%	22.5%
Eric Halstrom	$149,000	15%	22.5%

(1) 2016 Base Salary is supplied for illustrative purposes only. The earned amount expressed in dollars based upon which the number of shares to be issued will be determined as a percent of average Base Salary Earnings divided by $10.35.

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Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d)          Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit
99.1	Canterbury Park Holding Corporation Annual Incentive Plan
99.2	Canterbury Park Holding Corporation Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Dated: April 5, 2016	By:	/s/ Randall D. Sampson
Randall D. Sampson Chief Executive Officer

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